EXHIBIT 10.12

RAYTHEON DEFERRED COMPENSATION PLAN
(As amended and restated effective as of January 1, 2009)

ARTICLE I
General

1.1    Purpose. The Raytheon Deferred Compensation Plan (the “Plan”) is intended to be an unfunded, nonqualified deferred compensation arrangement for a select group of management or highly compensated employees. The Plan shall cover those Eligible Employees and Eligible Directors designated by the Plan Administrator. The Plan is designed to encourage persons of outstanding ability to continue to serve as employees or directors by providing a mechanism for irrevocably deferring to a future year the receipt of certain compensation and fees. The Plan is not a joint venture among the Employers.

1.2    Amendment and Restatement. This is an amendment and restatement of the Plan effective January 1, 2009, unless otherwise indicated herein.

1.3    Background. The Plan is the successor to the following plans (or the designated portions thereof), which were merged into the Plan effective January 1, 2000:

Raytheon Voluntary Compensation Deferment Plan
TI Deferred Compensation Plan
Hughes Missile Systems Company 1993 Executive Deferred Compensation Plan
Standard Missile Deferred Compensation Plan
MESC Deferred Compensation Plan
Raytheon Company Deferral Plan for Directors (only the portion of the plan that included the Deferred Fees and Retainer Account; the portion of the plan that included the Deferred Pension Account remains a separate plan)

Such plans (or the designated portions thereof) shall be referred to herein as the "Prior Plans."

Exhibit A to this Plan and Articles VIII, IX, and XI of the main body of the Plan govern amounts deferred under the Plan through December 31, 2004 (the “Pre-2005 Plan”), within the meaning of Section 409A of the Internal Revenue Code and Department of Treasury Regulations and other guidance issued by the Department of Treasury and Internal Revenue Service pursuant to Section 409A (collectively referred to as “Section 409A”). The main body of this Plan governs amounts deferred after December 31, 2004 (the “Post-2004 Plan”).

All amounts deferred after December 31, 2004, shall comply with the requirements of Section 409A for avoiding taxation under Section 409A. In the event of any inconsistency between the Post-2004 Plan and the requirements for avoiding taxation under Section 409A, the requirements for avoiding taxation under Section 409A shall govern. If any provision of the Post-2004 Plan is inconsistent with such requirements of Section 409A, that provision shall be disregarded, and the Plan shall be construed and administered in a manner that conforms to those requirements and is

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as close as is feasible to the disregarded provision. Between January 1, 2005, and December 31, 2008, the Post-2004 Plan operated in accordance with good faith compliance with the requirements of Section 409A for avoiding taxation under Section 409A. Effective January 1, 2009, the Post-2004 Plan’s compliance with those requirements shall conform to the specific provisions of the remainder of this Post-2004 Plan and any policies adopted by the Company for compliance with the requirements of Section 409A for avoiding taxation under Section 409A.

Except where otherwise expressly provided, all terms used within either the main body of the Plan or in Exhibit A refer only to amounts deferred under the main body of the Plan or Exhibit A, respectively, and are not applicable to amounts deferred under the other portion of the Plan (the main body or Exhibit A, respectively, as the case may be).

1.4    Applicability. Deferrals under this Plan may only be made by Eligible Employees employed or Eligible Directors serving on or after the Effective Date.

ARTICLE II
Definitions

2.1    Affiliate.

(a)    A trade or business that, together with the Company, is a member of (i) a controlled group of corporations within the meaning of Code section 414(b); (ii) a group of trades or businesses (whether or not incorporated) under common control as defined in Code section 414(c), or (iii) an affiliated service group as defined in Code section 414(m), or that is an entity otherwise required to be aggregated with the Company pursuant to Code section 414(o); or

(b)    If the Plan Administrator so authorizes, an entity in which the Company owns at least an 80% equity or profits interest.

2.2    Annual Retainer. The retainer then in effect for service on the Board of Directors of the Company, exclusive of Board Fees and reimbursement for travel and other expenses.

2.3    Beneficiary. A person or persons designated by a Participant on forms provided by the Plan Administrator to receive Benefits hereunder in the event of the death of the Participant. Beneficiaries may be changed at any time and without the consent of any prior Beneficiaries. In the case of a Participant’s failure to designate a Beneficiary or the death of a Beneficiary without a designated successor, Benefits shall be paid to the Participant’s surviving spouse, if any, and if none, to his or her surviving issue, per stirpes, if any, and, if none, to his or her estate. If more than one person is designated as a Beneficiary of a deceased Participant, each person shall receive a pro rata share of any Benefits payable unless otherwise designated on the beneficiary designation.

2.4    Benefits. The amounts payable under this Plan, if any, in accordance with Article IV.

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2.5    Board Fees. The amount of a Director Participant’s fees for attending meetings of the Board of Directors of the Company and/or committees of such board and/or for chairing any such meetings and/or serving as Lead Director.

2.6    Code. The Internal Revenue Code of 1986, as amended.

2.7    Committee. The Management Development and Compensation Committee of the Board of Directors of the Company.

2.8    Company. Raytheon Company or any successor thereto by merger, consolidation or reorganization whose board of directors adopts this Plan.

2.9    Compensation. In the case of Employee Participants, compensation, as defined in RAYSIP (without regard to the limits of Code Section 401(a)(17) applicable to RAYSIP and without regard to any changes in RAYSIP’s definition of compensation during the Plan Year, except to the extent that such changes in definition may be given effect under this Plan without causing taxation under Section 409A), earned within the Plan Year. In the case of Director Participants, the sum of the Annual Retainer and Board Fees earned within the Plan Year for service on the Board of Directors of the Company.

2.10    Deferral Account. The bookkeeping account established by the Plan Administrator on behalf of a Participant to reflect the Participant’s Deferrals, Employer Credits, and all subsequent earnings and losses thereon. A Participant's Deferral Account shall include amounts transferred from Prior Plans. The Plan Administrator may establish categories of Deferral Accounts to reflect different sources of Deferrals.

2.11    Deferral Agreement. A written, electronic or telephonic agreement approved by the Plan Administrator and executed by an Eligible Employee or Eligible Director authorizing (i) Deferrals for the Plan Year and (ii) in the case of a Participant's initial Deferrals under the Plan, the form in which Benefits resulting from all Deferrals and deemed earnings thereon are distributed. The deferral and distribution designations can be made in separate agreements and, if so, shall be referred to collectively as the Deferral Agreement. In the case of Eligible Employees, Deferral Agreements include a Salary Deferral Agreement and an RBI Deferral Agreement.

2.12    Deferrals. Compensation which is deferred by a Participant pursuant to a Deferral Agreement and Compensation with respect to which Employer Credits are made to a Participant’s Deferral Account. In addition, all deferrals made under the Prior Plans shall be treated as Deferrals hereunder.

2.13    Director Participant. An Eligible Director who is a Participant in this Plan.

2.14    Effective Date. The Plan was first effective as of November 1, 1999, but no Compensation earned prior to January 1, 2000, was deferred hereunder, but accounts from Prior Plans were transferred hereto. The main body of the Plan is effective as of January 1, 2009, for amounts deferred after December 31, 2004, within the meaning of Section 409A. Exhibit A to the Plan is effective for amounts deferred before January 1, 2005, within the meaning of Section 409A.

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2.15    Eligible Director. A member of the Board of Directors of the Company who is selected by the Plan Administrator to participate in the Plan.

2.16    Eligible Employee. An employee of an Employer who is an exempt, salaried, management or highly compensated employee within the meaning of ERISA sections 201(2), 301(a)(3) or 401(a)(1) and who is selected by the Plan Administrator to participate in the Plan.

2.17    Employee Participant. An Eligible Employee who is a Participant in this Plan.

2.18    Employer. The Company and any Affiliate or division of the Company or any Affiliate which adopts this Plan with the consent of the Company. For purposes of this Plan only, the Company shall be considered the "Employer" of any Director Participant.

2.19    Employer Credits. Matching Credits and RISP Credits.

2.20    ERISA. The Employee Retirement Income Security Act of 1974, as amended.

2.21    Matching Credits. An amount equal to one hundred percent (100%) of the first four percent (4%) of the amount by which the Participant’s Compensation is reduced for the Plan Year pursuant to the Participant’s Salary Deferral Agreement.

2.22    Participant. Any Eligible Employee or Eligible Director who is selected by the Plan Administrator to participate in the Plan and, where required as a condition of a credit to a Deferral Account, enters into a Deferral Agreement; and any other person who was a participant in a Prior Plan and whose account balances under a Prior Plan were transferred to this Plan. A Participant shall remain a Participant until all amounts due to the Participant under the Plan have been distributed to the Participant or the Participant's Beneficiary.

2.23    Plan Administrator. The person or entity appointed by a duly authorized officer of Raytheon Company (or any successor entity that continues the Plan) to serve as Plan Administrator.

2.24    Plan Year. Each twelve (12) month period beginning January 1.

2.25    RAYSIP. The Raytheon Savings and Investment Plan.

2.26    RBI Award. Bonuses earned by an Employee Participant under the Employer's Results Based Incentive Plan.

2.27    RBI Deferral Agreement. A Deferral Agreement by which an Eligible Employee authorizes deferral of part of his or her RBI Award. An RBI Deferral Agreement does not include a Salary Deferral Agreement.

2.28    Recordkeeper. The person or entity entity appointed by the Plan Administrator to establish and maintain records for the Plan.

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2.29    RISP. The Retirement Income Savings Program, as defined in RAYSIP.

2.30    RISP Credits. The amounts by which (a) the contributions that would be made to the RISP account of a participant in RAYSIP but for the fact that the Participant’s Compensation exceeds the Code Section 401(a)(17) limit on compensation that may be taken into account by RAYSIP exceeds (b) the contributions actually made to RAYSIP on Compensation that does not exceed the Code Section 401(a)(17) limit.

2.31    Salary. Compensation earned by an Employee Participant other than any RBI Award.

2.32    Salary Deferral Agreement. A Deferral Agreement by which an Eligible Employee authorizes deferral of part of his or her Compensation in excess of the Code Section 401(a)(17) limit on compensation that may be taken into account by RAYSIP. A Salary Deferral Agreement does not include an RBI Deferral Agreement.

2.33    Separation from Service. Separation from service, as defined in Section 409A, with the Employer or any affiliate within the Employer’s controlled group (as defined in Sections 414(b) and 414(c) of the Code by using 80% each place it is relevant in those definitions); provided that a reasonably anticipated permanent reduction in the level of bona fide services to less than 50% of the average level of bona fide services provided in the immediately preceding twelve (12) months shall give rise to the rebuttable presumption of separation from service in Treas. Reg. Section 1.409A-1(h)(ii).

2.34    Trust. The trust or trusts described in Section 4.4(c).

2.35    Trustee. The trustee of the Trust.

ARTICLE III
Participation

3.1    Effect of the Prior Plans. As of the Effective Date, all participants in the Prior Plans became Participants under this Plan, and all amounts deferred under the Prior Plans and any deemed earnings thereon became subject to the terms of this Plan.

3.2    Commencement of Participation.

(a)    Each Eligible Employee and Eligible Director shall become a Participant hereunder when the Plan Administrator accepts his or her Deferral Agreement, except that an Eligible Employee who is eligible for RISP Credits shall become a Participant hereunder when the Plan Administrator selects the person to participate in the Plan.

(b)    Except as provided in subsection (c) below or as otherwise provided by the Plan Administrator, Deferral Agreements must be received by the Plan Administrator no later than

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November 30 of the Plan Year preceding the Plan Year in which the Compensation to which the Deferral Agreement relates will be earned.

(c)    Notwithstanding subsection (b), the Plan Administrator may accept Deferral Agreements with respect to the current Plan Year, but only if such Deferral Agreement is provided to the Plan Administrator within the first thirty (30) days of the date that an individual first becomes eligible to participate in the Plan. For purposes of this Section 3.2(c), a person who was previously eligible to participate in the Plan will be treated as first becoming eligible to participate in the Plan (as of the date on which the person would again be eligible to enter into a Deferral Agreement but for previous participation in the Plan) if (i) the person has been paid all benefits due under the Plan and, on the date before the last payment, was not eligible to participate in the Plan for periods after the last payment; or (ii) the person was not eligible to participate in the Plan (other than crediting of deemed investment earnings) at any time during the 24-month period ending on the date on which the person would again be eligible to enter into a Deferral Agreement but for previous participation in the Plan. For purposes of this Section 3.2(c), participation in any other plan that is aggregated with the Plan for purposes of the rules under Section 409A for determining the year of initial eligibility for participation in the Plan shall be treated as participation in the Plan. A Deferral Agreement with respect to the current Plan Year under this Section 3.2(c) must apply only to Compensation paid for services performed after the date the Deferral Agreement is entered into.

3.3    Termination of Participation. Each Participant shall remain a Participant until all amounts due to the Participant hereunder have been distributed to the Participant or Participant’s Beneficiary.

ARTICLE IV
Benefits

4.1    Benefits for Participants.

(a)    The Benefits provided by this Plan for a Participant shall equal the sum of the amounts credited to his or her Deferral Account in accordance with Section 5.2 and the deemed investment earnings credited thereto in accordance with Section 6.1. A Participant's Benefits under this Plan shall be distributed in accordance with Article VII.

(b)    Subject to Section 4.3 of the Plan, a Participant shall have a nonforfeitable right to his or her Benefits under this Plan at all times, except that a Participant shall not have a nonforfeitable right to his or her Benefits attributable to RISP credits and deemed investment earnings thereon until such time as the Participant has a nonforfeitable right to his or her RISP benefits in RAYSIP.

(c)    Thales-Raytheon Systems Transferees: Notwithstanding any provisions herein to the contrary, if a Thales-Raytheon Systems transferee elects, pursuant to an election provided by the Plan Administrator, to have his or her Benefits accrued under this Plan provided under the Thales-Raytheon Systems Excess Savings and Deferred Bonus Plan ("Thales-Raytheon Plan"), the Employee Participant shall not have a Deferral Account or be entitled to any Benefits

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under this Plan. For purposes of the preceding sentence, the term "Thales-Raytheon Systems transferee" shall mean an Employee Participant who (i) immediately prior to June 1, 2001 was an employee of the Company or one of its Affiliates, and (ii) on such date became an employee of Thales-Raytheon Systems Company, LLC. If an Employee Participant elects to transfer the obligation to provide his or her Benefits accrued under this Plan to the Thales-Raytheon Plan, the transferred Benefits shall be subject to the distribution provisions and elections applicable under the Thales-Raytheon Plan.

4.2    Amounts Not Made Available. Amounts held in the Deferral Account shall not be made available to the Participant, except as provided in Article VII.

4.3    Contingent Nature of Accounts. Until the Deferrals and deemed earnings thereon are distributed under the Plan to the Participants or Beneficiaries, the interest of each Participant and Beneficiary in this Plan is contingent only and is subject to forfeiture as provided hereunder. Title to and beneficial ownership of any assets, whether cash or investments, which the Employer may set aside to meet its contingent deferred obligation hereunder shall at all times remain the property of the Employer, and Participants or Beneficiaries shall not, under any circumstances, acquire any property interest in any specific assets of the Employer.

4.4    Funding of Benefits.

(a)    Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. Funds deemed invested hereunder shall continue for all purposes to be a part of the general funds of the Employer and no person other than the Employer shall, by virtue of the Plan, have any interest in such funds. To the extent that any person acquires a right to receive payments from the Employer under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer.

(b)    Should any insurance contract or other investment be acquired in connection with the liabilities assumed under this Plan, it is expressly understood and agreed that the Participants and Beneficiaries shall not have any right with respect to, or claim against, such assets nor shall any such purchase be construed to create a trust of any kind or a fiduciary relationship between the Employer and the Participants, Beneficiaries or any other person. Any such assets shall be and remain part of the general, unpledged, unrestricted assets of the Employer, subject to the claims of its general unsecured creditors. Each Participant and Beneficiary shall be required to look to the provisions of this Plan and to the Employer for enforcement of any and all Benefits under this Plan and, to the extent any such person acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer. The Employer (or the Trust described in (c) below, if any) shall be the designated owner and beneficiary of any insurance contract acquired in connection with its obligation under this Plan.

(c)    Notwithstanding the foregoing, the Employer may establish and deposit into a trust or trusts any amounts it deems appropriate to pay the Benefits owed to Participants and Beneficiaries hereunder. The Plan Administrator may appoint an investment manager who shall be charged with the management of any assets of such trust or trusts, including the power to direct the acquisition and disposition of any assets of the Plan.

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ARTICLE V
Credits to Accounts

5.1    Deferral Agreements. The Participant’s Compensation shall be reduced in accordance with the provisions of the applicable Deferral Agreement; provided however, that all such amounts shall be subject to the rights of the general unsecured creditors of the Employer. The Deferral Agreement shall irrevocably designate the amount of Compensation deferred by each Participant. Unless the Plan Administrator provides otherwise, a separate Deferral Agreement, containing a specific election to defer, shall be required for each Plan Year. Deferral Agreements may be made in writing, electronically or in any other format acceptable to the Plan Administrator.

5.2    Deferral Accounts. The Plan Administrator shall establish a Deferral Account for each Participant who submits a Deferral Agreement, is eligible for RISP Credits, or has an account balance transferred to this Plan from a Prior Plan. The Plan Administrator shall credit as a bookkeeping entry to the Deferral Account of a Participant the Deferrals designated by or made on behalf of the Participant and any subsequent deemed earnings or losses thereon.

5.3    Limitations on Deferrals.

(a)    For Plan Years beginning after December 31, 2007, Employee Participants may defer from four percent (4%) up to ninety percent (90%) of their RBI Awards, in multiples of whole percentages.

(b)    For Plan Years beginning after December 31, 2007, Employee Participants may defer from four percent (4%) up to ninety percent (90%) of their Salary, in multiples of whole percentages.

(c)    Director Participants may defer from twenty-five percent (25%) to one hundred percent (100%) of their Annual Retainers and/or one hundred percent (100%) of their Board Fees.

ARTICLE VI
Deemed Investment of Accounts

6.1    Participant Directed Accounts.

(a)    This Section 6.1 describes the deemed investment rules for Participants.

(1) Participants may direct the deemed investment of their Deferral Accounts in multiples of one percent (1%) to deemed investments in any or all of the investment options made available hereunder from time to time by the Plan Administrator.

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(2)    Deferral Accounts shall be deemed to be invested pursuant to the Participant’s investment directions as of the date the Plan’s Recordkeeper credits the Deferral.

(3)    Instructions regarding deemed investments shall be submitted to the Plan Administrator or its designee in writing. Deemed investments shall continue in force until revoked or changed in accordance with subsection 6.1(a)(4).

(4)    Unless the Plan Administrator provides otherwise, Participants may change their investment directions, without limitation, by telephonic or other electronic direction to the Recordkeeper during its business hours, or at such other times as permitted by the Recordkeeper, but such elections shall apply separately (i) with respect to new Deferrals to be contributed to the Plan after such date and (ii) with respect to the Participant’s current Deferral Account.

(5)    If a Participant does not direct the deemed investment of his or her Deferral Account, the Deferral Account will be treated as being invested in a money market account selected by the Plan Administrator until the Participant directs otherwise.
(6)    In the event of the death or incapacity of the Participant, the foregoing provisions of Section 6.1(a) shall apply to the Participant's Beneficiary.

(7)    If a Participant's Benefits are distributable as of a specified day (e.g., as of a particular January 1 or date of death), the amount of the Benefits distributable shall be determined as of the first business day on or after such day and shall not be adjusted for any deemed earnings or losses after such day, even if the Benefits are not actually distributed until a later day.

(b)    The Plan Administrator and the Employers do not represent or guarantee successful deemed investment of any amounts under this Plan and shall not be required to restore any loss which may result from such deemed investments or lack of investment. Each Participant and Beneficiary assumes the risk in connection with any decrease in value of his or her Deferral Account deemed invested hereunder. Furthermore, the Plan Administrator and the Employers shall not be under any obligation to invest amounts corresponding to any investment options chosen by a Participant or Beneficiary. Any allocation to any deemed investment option shall be made solely for purposes of determining the value of the Participant’s Deferral Account under the Plan.

6.2    Valuation and Account Statements. Each Deferral Account shall be valued and adjusted for deemed earnings or losses at least quarterly; provided however, that such accounts may be valued and adjusted more frequently as the Plan Administrator may determine. Each Participant shall receive a quarterly statement of his or her Deferral Account, although the Plan Administrator may provide more frequent statements in its discretion.

6.3    Investment Directions Non-Binding. Notwithstanding any other provision of this Plan to the contrary, a Participant's investment directions shall constitute expressions of preferences concerning the deemed investment of a Participant's Deferral Account. As such, the Participant's investment directions shall not require the Company, Employer, Recordkeeper, Trustee or any other party to invest any assets in such investments or to determine the amount of a Participant's Deferral

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Account in accordance with such directions. The Plan Administrator shall have the final authority to determine the deemed investment of a Participant's Deferral Account under this Plan.

ARTICLE VII
Distributions

7.1    Distribution Provisions.

(a) This Section 7.1 describes the distribution rules for Participants following Separation from Service or death. A Participant's Deferral Account shall be reduced accordingly to reflect all distributions under this Article VII.

(b) Except as otherwise provided herein, the distribution of a Participant's Benefits under this Plan shall commence upon the Participant's Separation from Service and shall be payable in one of the following forms, as selected in the Participant's initial Deferral Agreement:

(1) A lump sum cash payment to the Participant equal to the dollar value of the Participant's Deferral Account as soon as administratively practicable on or after the January 1  immediately following the Participant's Separation from Service but no later than the first March 31 after that January 1; or

(2) Annual payments to the Participant as soon as administratively practicable on or after each January 1 following the Participant's Separation from Service, but no later than the first March 31 after that January 1, for a period of five (5), ten (10) or fifteen (15) years as elected by the Participant, adjusted to the first business day in January as of which the respective payment is made, divided by the number of remaining payments to be made. Earnings will continue to accrue on the amounts that remain credited to the Deferral Account based on the investments selected by the Participant.

(c)    If the Participant elects a lump sum cash payment of his or her Benefits, and dies before the payment has been made, the lump sum cash payment shall be made as soon as administratively practicable on or after the date of the Participant's death but no later than 90 days after the Plan learns of the death. If a Participant elects annual installment payments of his or her Benefits, and dies before payments have commenced, the annual payments to the Beneficiary shall commence as soon as administratively practicable on or after the January 1 immediately following the Participant's death, but no later than the first March 31 after that January 1. If a Beneficiary who is receiving annual payments dies, all remaining Benefits which were payable to such Beneficiary shall then be payable to the estate of that Beneficiary in a lump sum as soon as administratively practicable on or after the date of the Beneficiary's death, but no later than 90 days after the Plan learns of the death. If a Participant elects annual installment payments of his or her Benefits, and dies after payments have commenced but before all such payments have been made to the Participant, the remainder of the payments due to the Participant shall be paid to the Participant’s Beneficiary in accordance with the payment schedule elected by the Participant.

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(d)    If the Participant does not select a form of distribution in the Participant’s initial Deferral Agreement or if the Participant becomes eligible for RISP Credits before the Participant enters into a Deferral Agreement, the distribution of the Participant’s benefits under this Plan shall be payable as though the Participant had selected payment in the form of annual installments for a period of five (5) years, as described in Section 7.1(b)(2).

(e)    A Participant may make one change in the form of distribution of the Participant’s Post-2004 Deferral Account; provided that the change is made no later than twelve (12) months before the distribution is scheduled (without regard to the change) to begin. Such a change will not take effect until twelve (12) months after it is made. In the event of such a change, the Participant’s Post-2004 Account will begin to be paid five (5) years from the date on which the distribution would have begun but for the change. Notice of such a change must be provided to the Plan Administrator in the form and in the manner prescribed by it.

(f)    Notwithstanding the form of payment selected by a Participant under this Plan, at any time after the Participant’s Separation from Service or death that the net value of the Participant’s Deferral Account and the deemed earnings thereon (including, only for this purpose, amounts under the Pre-2005 Plan and any other nonqualified deferred compensation plans of the Company) is less than $15,000, the Plan Administrator shall automatically pay the amount in a lump sum.

(g)    Notwithstanding anything to the contrary in this Plan, if, at the time of Separation from Service, the Participant is a “specified employee”, as defined in Section 409A and the Employer’s procedures for determining specified employees, distributions shall be made at the later of (i) the date otherwise provided in this Article VII and (ii) the date that is fifteen (15) days after the date that is six (6) months after the date of Separation from Service; provided that if the Participant dies after a Separation from Service, but before the end of the six-month period described above, the distribution shall be paid within 30 days after the Plan Administrator receives notice of the date of death.

ARTICLE VIII
Administration

8.1    Plan Administration and Finality of Decisions. The Plan shall be administered by the Plan Administrator in accordance with its terms and purposes. Except as otherwise provided in Article IX, the Plan Administrator shall have full discretionary authority to determine eligibility for Benefits and to construe the terms of the Plan, including all questions of fact and law. In addition, the decisions made by and the actions taken by the Plan Administrator in the administration of the Plan shall be final and conclusive on all persons.

8.2    Duties of the Plan Administrator. The Plan Administrator shall have sole authority, in its absolute discretion:

(a)    to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan;

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(b)    to prescribe the forms used in connection with the Plan, including Deferral Agreements (which shall be consistent with the terms of the Plan but need not be identical);

(c)    to construe and interpret the Plan and any forms used in the operation of the Plan and the rules and regulations of the Plan;

(d)    to take any actions necessary to correct an operational deficiency or plan document failure, including, but not limited to, adjusting the amount of Benefits payable to be consistent with the terms of the Plan or seeking a refund of Benefits that were overpaid;

(e)    to employ actuaries, accountants, counsel, recordkeepers, and other persons the Plan Administrator deems necessary in connection with the administration of the Plan;

(f)    to determine the extent, if any, to which assets to pay liabilities accrued under the Plan should be held in a rabbi trust or other funding vehicle, and to appoint one or more trustees or custodians to manage any funds held in a trust or other funding vehicle; and

(g)    to take all other necessary and proper actions to fulfill its duties under the Plan.

8.3    Delegation of Authority. The Plan Administrator may delegate its authority to administer the Plan to any individual(s) as the Plan Administrator may determine and such individual(s) shall serve solely at the pleasure of the Plan Administrator. Any individual(s) authorized by the Plan Administrator to administer the Plan shall have the full power to act on behalf of the Plan Administrator but shall at all times be subordinate to the Plan Administrator and the Plan Administrator shall retain ultimate authority for the administration of the Plan.

8.4    Plan Records. The books and records to be maintained for the purposes of the Plan shall be maintained by the Recordkeeper subject to the supervision of the Plan Administrator. All expenses of administering the Plan shall be paid by the Employer, including the costs of initially establishing the Participants’ deemed investment accounts and any annual fees imposed by financial institutions, brokerage firms or otherwise to maintain such accounts. Notwithstanding the preceding sentence, after the initial establishment of the Participants’ accounts, all expenses related to any Participant-directed investment (such as brokerage fees, commissions or other transaction-specific costs) shall be debited to such Participant’s Deferral Account.

8.5    Limited Liability. Members of the Plan Administrator, officers and employees of the Employers shall not be liable to any person for any action taken or omitted in connection with the establishment or administration of this Plan, including the receipt of Benefits hereunder, unless attributable to his or her own fraud or willful misconduct, nor shall the Employer be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer or employee of the Employer. Each Employer shall jointly and severally indemnify the Plan Administrator and each representative thereof against all loss, liability and expenses occasioned by an act or omission, except for willful misconduct, fraud or bad faith.

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8.6    Insolvency.

(a)    Should an Employer be considered insolvent such that the Employer is unable to pay current obligations as they come due or be subject to a proceeding under the federal Bankruptcy Code or should the Employer become aware of its pending insolvency or bankruptcy, the Employer, acting through its board of directors or chief executive officer, shall give immediate written notice of such to the Plan Administrator and the Trustee (or Trustees), if any.

(b)    Upon receipt of such notice, the Plan Administrator and the Trustee (or Trustees) shall cease to make any payments to Participants or Beneficiaries of the Employer and shall hold any and all assets with respect to those Participants and Beneficiaries for the benefit of the general unsecured creditors of the Employer. For this purpose, it is expressly provided that the assets of each Employer which are intended for use in this Plan shall at all times be available to creditors of such Employer. Accordingly, the Plan shall be administered on an Employer-by-Employer basis, such that accrued liabilities under the Plan on behalf of a particular Employer’s employees (but not on behalf of any other Employer's employees) shall always be available to creditors of such Employer.

8.7    Adoption by Affiliates. Each Affiliate adopting this Plan or withdrawing therefrom shall do so by adopting an appropriate resolution of its board of directors or authorized officer.

ARTICLE IX
Claims Procedure

9.1    Claims Submission.

(a)    All claims for Benefits under the Plan, regardless of the nature of the claim, shall be submitted to the Plan Administrator in writing on a form provided by the Plan Administrator, or in any other manner designated by the Plan Administrator. Except as otherwise provided by the Plan Administrator, claims for Benefits should be sent to the Benefits Department, Raytheon Company, at the address provided by the Plan Administrator.

(b)    Claims for Benefits shall be submitted within a reasonable period of time after the date such Benefits were purported to be available to the Participant or Beneficiary, with such determination of reasonableness to be made by the Plan Administrator in its sole discretion. All claims must adequately state the basis for the claim including a statement of all pertinent facts, except to the extent expressly waived by the Plan Administrator. The Plan Administrator may prescribe additional procedural requirements for claims, not inconsistent herewith.

(c)    In the event that a Participant or beneficiary does not receive any Plan benefit that is claimed, such Participant or beneficiary shall be entitled to consideration and review as provided in this Article. Such consideration and review shall be conducted in a manner designed to comply with section 503 of ERISA.

EXHIBIT 10.12

(d)    Failure by a Participant or beneficiary to follow the requirements of this Article shall result in the denial of the claim submitted. The Participant or Beneficiary submitting such deficient claim shall be deemed to have not exhausted his or her administrative remedies under the Plan.

9.2    Initial Benefit Determination.

(a)    Upon receipt of any properly submitted claim for Benefits, the Plan Administrator shall give due consideration to the claim presented.

(b)    Timing and Notification of Benefit Determination. The Plan Administrator shall notify the claimant, in accordance with subsection (c) below, of the Plan’s benefit determination within a reasonable time period after receipt of the claim, but not later than 90 days after the Plan’s receipt of the claim. This period may be extended by the Plan for up to 90 days, provided that the Plan Administrator both determines that such an extension is necessary and notifies the claimant, prior to the expiration of the initial 90-day period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision. In the case of any extension, the notice of extension shall specifically explain the standards on which entitlement to a benefit is based and the unresolved issues that prevent a decision on the claim. If the extension is necessary due to the failure of the claimant to submit the information necessary to decide the claim, the notice of extension must specifically describe the required information needed to resolve the issue. The claimant shall have 60 days from receipt of the notice within which to provide the specified information.

(c)    Manner and Content of Notification of Benefit Determination. If the claim is denied to any extent by the Plan Administrator, the Plan Administrator shall provide a claimant with written or electronic notification of any adverse benefit determination; except that if no such notification is provided within the applicable time limit prescribed in subsection (b), the initial claim for benefits shall be deemed to be denied as of the expiration of such time limit. Any electronic notification shall comply with DOL Regulations section 2520.104b-1(c)(1)(i), (iii) and (iv). The notification shall set forth, in a manner calculated to be understood by the claimant:

(1)    The specific reasons for the adverse determination;

(2)    Reference to the specific Plan provisions on which the determination is based;

(3)    A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(4)    A description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under ERISA section 502(a) following an adverse benefit determination on review.

EXHIBIT 10.12

9.3    Appeal of Adverse Benefit Determinations

(a)    Claimants shall have a reasonable opportunity to appeal an adverse benefit determination to the Raytheon Benefits Appeals Committee, which shall involve a full and fair review of the claim and adverse benefit determination which includes the following:

(1)    Upon receipt of an adverse benefit determination, the claimant has up to sixty (60) days to file an appeal with the Raytheon Benefits Appeals Committee. Except as otherwise provided by the Plan Administrator, a request to appeal an adverse benefit determination should be sent to the Benefits Department, Raytheon Company, at the address provided by the Plan Administrator.

(2)    The claimant may submit written comments, documents, records, and other information relevant to the claim for benefits along with the claimant’s appeal.

(3)    The claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits.

(4)    The review shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(b)    Timing of Notification of Benefit Determinations on Review. The Raytheon Benefits Appeals Committee shall notify a claimant in accordance with subsection (c) of the Plan’s benefit determination on review within a reasonable period of time, but not later than 60 days after receipt of the claimant’s request for review by the Plan, unless the Raytheon Benefits Appeals Committee determines that special circumstances require an extension of time for processing the claim. If the Raytheon Benefits Appeals Committee determines that an extension of time for processing the claim is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review.

(c)    Manner and Content of Notification of Benefit Determination On Review. The Raytheon Benefits Appeals Committee shall provide a claimant with written or electronic notification of the Plan’s benefit determination on review; except that if no such notification is provided within the applicable time limit prescribed in subsection (b), the appeal of the adverse benefit determination shall be deemed to be denied as of the expiration of such time limit. Any electronic notification shall comply with DOL Regulations section 2520.104b-1(c)(1)(i), (iii) and (iv). In case of an adverse benefit determination, the notification shall set forth, in a manner calculated to be understood by the claimant:

(1)    The specific reasons for the adverse determination;

EXHIBIT 10.12

(2)    Reference to the specific Plan provisions on which the determination is based;

(3)    A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits; and

(4)    A statement of the claimant’s right to bring a civil action under ERISA section 502(a).

ARTICLE X
Amendment and Termination

10.1    Termination. The Committee may terminate the Plan at any time without the consent of Participants or Beneficiaries. Upon the termination of the Plan, amounts will continue to be distributed as provided in Article VII, unless the Committee determines otherwise and such a determination must be consistent with the requirements of Section 409A for avoiding taxation under Section 409A.

10.2    Amendment. Except as provided in Section 10.3, the Committee may amend the Plan in whole or in part without the consent of Participants or Beneficiaries; provided that, effective January 1, 2009, no amendment will affect the Pre-2005 Plan unless the amendment specifically states that it applies to amounts deferred before January 1, 2005, within the meaning of Section 409A.

10.3    No Reduction in Benefits. No amendment shall reduce the amount credited to a Participant’s Deferral Account under the Plan as of the date the amendment is adopted without the consent of the Participant or Beneficiary.

10.4    Notice of Amendments and Termination. Notice of such amendment or termination shall be given in writing to each Participant and Beneficiary of a deceased Participant.

ARTICLE XI
Miscellaneous

11.1    Taxes. If any federal, state or local income or employment tax is required to be withheld from any distribution under the Plan, as determined in the sole discretion of the Plan Administrator, no Participant or Beneficiary shall be entitled to receive such distribution until the Participant or Beneficiary has paid (or made provision for the payment of) the requisite amount. To the extent any taxes such as the FICA Medicare tax must be withheld at the time of deferral, as determined in the sole discretion of the Plan Administrator, the Plan Administrator may require direct payment from the Participant to his or her Employer, withholding by the Employer from salary or other amounts owed to the Participant, or such other means as it deems appropriate. The Employers do not represent or guarantee that any particular federal or state income, payroll, personal

EXHIBIT 10.12

property or other tax consequence will result from participation in this Plan. Participants should consult their personal tax advisors to determine the tax consequences of his or her participation in the Plan.

11.2    Employment Rights. Participation in this Plan shall not be construed to confer upon any Participant the legal right to be retained in the employ or service of the Employer or give a Participant or Beneficiary or any other person any right to any payment whatsoever, except to the extent of the Benefits provided for hereunder. Each Participant shall remain subject to discharge to the same extent as if this Plan had never been adopted.

11.3    Plan Benefits Nontransferable. Except for qualified domestic relations orders within the meaning of ERISA section 206(d)(3), the right of any Participant or any Beneficiary to any benefit or to any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Participant or Beneficiary and any such benefit or payment shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance. Any attempt by the Participant or Beneficiary to subject any benefit or payment in whole or in part to the debts, contracts, liabilities engagements or torts of the Participant or Beneficiary or any other person, entitled to any such benefit or payment pursuant to the terms of the Plan shall result in the termination of such benefit or payment in the sole discretion of the Plan Administrator. For purposes of this Section 11.3, the Plan Administrator shall have the sole discretion to determine whether a domestic relations order is a qualified domestic relations order within the meaning of ERISA section 206(d)(3) and the Plan Administrator's determination shall be binding on all persons.

11.4    Lost Participants or Beneficiaries. All Participants and Beneficiaries shall have the responsibility of keeping the Recordkeeper informed of their current address until such time as all Benefits due have been paid. If a Participant or, in the case of the death of the Participant, a Beneficiary cannot be located by the Plan Administrator, exercising due diligence, for a period of at least three (3) years, then, in its sole discretion, the Plan Administrator may presume that the Participant or Beneficiary is deceased for purposes of the Plan and all unpaid Benefits (net of due diligence expenses) owed to the Participant or Beneficiary shall be forfeited to the benefit of all remaining Participants and/or Beneficiaries of the Plan. Any such presumption of death shall be final, conclusive and binding on all parties.

11.5    Incompetence. If the Plan Administrator determines that any person to whom a benefit is payable under the Plan is incompetent by reason of a physical or mental disability, the Plan Administrator shall have the power to cause the payments becoming due to such person to be made to another person for his or her benefit without the responsibility of the Plan Administrator or the Employer to see to the application of such payments. Any payment made pursuant to such power shall, as to such payment, operate as a complete discharge of the Plan Administrator, the Employer and any Trustee.

11.6    Identity. If, at any time, any doubt exists as to the identity of any person entitled to any payment hereunder or the amount or time of such payment, the Plan Administrator shall be entitled to hold such sum until such identity or amount or time is determined or until an order of a court of competent jurisdiction is obtained. The Plan Administrator shall also be entitled to pay such sum into a court in accordance with the appropriate rules of law. Any expenses incurred by

EXHIBIT 10.12

the Employer, the Plan Administrator and any trust incident to such proceeding or litigation shall be charged against the Deferral Account of the affected Participant.

11.7    Other Benefits. The Benefits of each Participant or Beneficiary hereunder shall be in addition to any benefits paid or payable to or on account of the Participant or Beneficiary under any other pension, disability, annuity or retirement plan or policy whatsoever.

11.8    Construction. Except as otherwise specifically provided in Article IX, all questions of interpretation, construction or application arising under this Plan shall be decided by the Plan Administrator whose decisions shall be final and conclusive upon all persons.

11.9    Governing Law. This Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and federal law, as applicable.

11.10    Severability. If any provision of the Plan shall be held invalid, the remainder of this Plan shall not be affected thereby.

11.11    Pronouns. Whenever used in this Plan, the masculine pronoun is deemed to include the feminine and the singular pronoun shall include the plural form where applicable, and vice versa.

EXHIBIT 10.12

By the signature of an authorized officer below, Raytheon Company adopts this amendment and restatement of the Plan.

December 18, 2008                 /s/ Diane D. Avellar
Diane D. Avellar
Vice President, Performance Development,
Benefits and Global Health Resources

EXHIBIT A

This Exhibit A to the Raytheon Deferred Compensation Plan and Articles VIII, IX, and XI of the main body of the Plan govern amounts deferred under the Plan before January 1, 2005 (the “Pre-2005 Plan”), within the meaning of Section 409A. This Exhibit A is the same as the Plan document as it was in effect on October 3, 2004, with the following exceptions: this paragraph; the reference in Section 2.16 to the fact that no deferral of LTAP Awards earned on or after January 1, 2003, was permitted; the references to corresponding (and identical or substantially similar) Articles of the main body of the Plan for Article VII (Administration), Article VIII (Claims Procedure), Article X (Miscellaneous) in substitution for the text of those Articles; and insertion of the phrase “; provided that, effective January 1, 2009, no amendment will affect the Pre-2005 Plan unless the amendment specifically states that it applies to amounts deferred before January 1, 2005, within the meaning of Section 409A” at the end of Section 9.2.

ARTICLE I
General

1.1    Purpose. The Raytheon Deferred Compensation Plan (the “Plan”) is intended to be an unfunded, nonqualified deferred compensation arrangement for a select group of management or highly compensated employees designed to secure for the Employers the benefits of such employees’ continued employment by allowing Eligible Employees a means of irrevocably deferring to a future year the receipt of certain compensation from Employers, including but not limited to compensation in excess of the limit described in Code section 401(a)(17). The Plan is not a joint venture among the Employers.

1.2    Background. The Plan is the successor to the following plans, all of which will merge into the Plan effective January 1, 2000:

Raytheon Voluntary Compensation Deferment Plan
TI Deferred Compensation Plan
Hughes Missile Systems Company 1993 Executive Deferred Compensation Plan
Standard Missile Deferred Compensation Plan
MESC Deferred Compensation Plan
Raytheon Company Deferral Plan for Directors

Such plans shall be referred to herein as the "Prior Plans."

1.3    Applicability. Deferrals under this Plan may only be made by Eligible Employees of Employers employed on or after the Effective Date. Deferrals made under the Prior Plans shall be governed by the terms of this Plan, effective January 1, 2000.

ARTICLE II
Definitions

2.1Affiliate.

(a)    A trade or business that, together with the Company, is a member of (i) a controlled group of corporations within the meaning of Code section 414(b); (ii) a group of trades or businesses (whether or not incorporated) under common control as defined in Code section 414(c), or (iii) an affiliated service group as defined in Code section 414(m), or which is an entity otherwise required to be aggregated with the Company pursuant to Code section 414(o); or

(b)    If the Committee so authorizes, an entity in which the Company owns at least a 25% equity or profits interest.

2.2Beneficiary. A person or persons designated by a Participant on forms provided by the Committee to receive Benefits hereunder in the event of the death of the Participant. Beneficiaries may be changed at any time and without the consent of any prior Beneficiaries. In case of a Participant’s failure to designate a Beneficiary or the death of a Beneficiary without a designated successor, Benefits shall be paid to the Participant’s surviving spouse, if any, and if none, to his or her surviving issue, per stirpes, if any, and, if none, to his or her estate. If more than one person is designated as a Beneficiary of a deceased Participant, such person shall receive a pro rata share of any Benefits payable unless otherwise designated on the beneficiary designation.

2.3Benefits. One of the following types of payments irrevocably elected by the Participant in a Deferral Agreement, to be paid on account of the Participant’s death, Retirement or Termination:

(a)    Death:

(1) A lump sum cash payment to a Participant’s Beneficiary of the dollar value of the Participant’s Deferral Account determined as of the last day of the calendar quarter immediately preceding the Participant’s date of death (or such other date as the Committee may determine), payable as soon as administratively practicable following the date of the Participant’s death; or

(2) Annual payments to the Participant’s Beneficiary on each January 1 next following the date of the Participant’s death, in such amounts as may be provided by the dollar value of the Participant’s Deferral Account immediately preceding the Participant’s death for a period of five (5), ten (10) or fifteen (15) years as elected by the Participant under his or her Deferral Agreement, adjusted to the January 1 as of which the respective payment is made, divided by the number of remaining payments to be made. Earnings will continue to accrue on the Deferral Account based on the investments selected by the Participant’s Beneficiary. Notwithstanding the preceding sentence, unless the Committee provides otherwise, if a Beneficiary who is receiving Benefits dies, all remaining Benefits which were payable to such Beneficiary shall then be payable to the estate of that Beneficiary in a lump sum.

(b)    Retirement or Termination:

(1) A lump sum cash payment to Participant equal to the dollar value of the Participant's Deferral Account on the January 1 next following the Participant's Retirement or Termination, as applicable; or

(2) Annual payments to the Participant on each January 1 next following the Participant's Retirement or Termination for a period of five (5), ten (10) or fifteen (15) years as elected by the Participant under his or her Deferral Agreement, adjusted to the January 1 as of which the respective payment is made, divided by the number of remaining payments to be made. Earnings will continue to accrue on the Deferral Account based on the investments selected by the Participant.

2.4Code. The Internal Revenue Code of 1986, as amended.

2.5Committee. The Management Development and Compensation Committee of the Board of Directors of the Company.

2.6Company. Raytheon Company or any successor thereto by merger, consolidation or reorganization whose board of directors adopts this Plan.

2.7Compensation. Awards earned under the Results Based Incentive Plan ("RBI") and the Long Term Achievement Plan ("LTAP") within the Plan Year to which a Deferral Agreement applies.

2.8Contributions. Monies contributed to a Participant's Deferral Account, including deferral of Compensation by Participants and Employer contributions to Participant Accounts in Prior Plans.

2.9Deferral Account. The bookkeeping account established by the Committee on behalf of a Participant to reflect the Participant’s Deferrals and all subsequent earnings and losses thereon. A Participant's Deferral Account shall include amounts transferred from Prior Plans.

2.10Deferral Agreement. A written agreement approved by the Committee and executed by an Eligible Employee irrevocably authorizing (i) Deferrals for the Plan Year and (ii) the form in which Benefits resulting from all such Deferrals and deemed earnings thereon are distributed.

2.11Deferrals. Compensation receipt of which is deferred by Participant pursuant to a Deferral Agreement. In addition, all deferrals made under the Prior Plan shall be treated as Deferrals hereunder.

2.12Effective Date. The Plan shall be effective as of November 1, 1999. No Compensation earned prior to January 1, 2000, shall be deferred hereunder, but accounts from Prior Plans will be transferred hereto.

2.13Eligible Employee. An employee of an Employer who is an exempt, salaried, management or highly compensated employee within the meaning of ERISA sections 201(2), 301(a)(3) and 401(a)(7) and who is selected by the Committee to participate in the Plan.

2.14Employer. The Company and any Affiliate or division of the Company or an Affiliate which adopts this Plan with the consent of the Company.

2.15ERISA. The Employee Retirement Income Security Act of 1974, as amended.

2.16LTAP Award. Benefits earned by a Participant under the Employer’s Long Term Achievement Plan. LTAP Awards earned on or after January 1, 2003 may not be deferred under this Plan.

2.17Participant. Any Eligible Employee selected by the Committee to participate in the Plan who enters into a Deferral Agreement with an Employer or any participant in a Prior Plan.

2.18Plan Year. Each twelve (12) month period beginning January 1.

2.19Raytheon Common Stock Fund. A unitized fund consisting of investments in Raytheon common stock (Class B) and residual cash.

2.20RBI Award. Bonuses earned by a Participant under the Employer's Results Based Incentive Plan.

2.21Recordkeeper. Fidelity Institutional Services Company or such other entity appointed by the Committee to establish and maintain records for the Plan.

2.22Retirement. A severance from employment with an Employer upon the Participant’s “Normal Retirement Date,” “Early Retirement Date” or “Deferred Retirement Date,” as those terms are used in the Raytheon Pension Plan for Salaried Employees, as amended from time to time.

2.23Termination. A Participant’s severance of employment other than by Retirement or death, but shall not include a transfer from one Employer or Affiliate to another nor a cessation of active employment by reason of an “Authorized Leave of Absence” or “Authorized Military Leave of Absence,” as those terms are used in the Raytheon Pension Plan for Salaried Employees as amended from time to time. If an Affiliate ceases to be an Affiliate, any Participant employed by such Affiliate shall be deemed to have severed employment by Termination unless the Participant is employed by another Employer or Affiliate within thirty (30) days following the termination of the Affiliate’s status as an Affiliate.

2.24Trust. The trust described in Section 4.6(c).

2.25Trustee. The trustee of the Trust.

ARTICLE III
Participation

3.1    Effect of the Prior Plans. As of the Effective Date, all participants in the Prior Plans shall become Participants under this Plan, and all Contributions made under the Prior Plans and any deemed earnings thereon shall become subject to the terms of this Plan.

3.2    Commencement of Participation.

(a)    Each Eligible Employee shall become a Participant hereunder when the Committee accepts his or her Deferral Agreement.

(b)    Except as provided in subsections (c) and (d) below or as otherwise permitted by the Committee, Deferral Agreements must be received by the Committee no later than September 1 of the Plan Year preceding the Plan Year in which the Deferrals shall be made.

(c)    Notwithstanding subsection (b), the Committee may accept Deferral Agreements with respect to the current Plan Year, but only if such Deferral Agreement is provided to the Committee within the first thirty (30) days of the date that an individual becomes eligible to participate in the Plan.

(d)    Notwithstanding subsection (b), Deferral Agreements with respect to Deferrals to be made during the Plan Year beginning January 1, 2000 shall be accepted by the Committee through November 30, 1999.

3.3    Termination of Participation. Each Participant shall remain a Participant until all amounts due to the Participant hereunder have been distributed to the Participant or Participant’s Beneficiary.

ARTICLE IV
Contributions

4.1    Deferral Agreements. The Participant’s Employer shall reduce the Participant’s Compensation in accordance with the provisions of the applicable Deferral Agreement; provided however, that all such amounts shall be subject to the rights of the general unsecured creditors of the Employer. The Deferral Agreement shall irrevocably designate the amount of Compensation deferred by each Participant. Unless the Committee provides otherwise, a separate Deferral Agreement, containing a specific election to defer, shall be required for each Plan Year. Deferral Agreements may be made in writing, electronically or in any other format acceptable to the Committee.

4.2    Deferral Accounts. The Committee shall establish a Deferral Account for each Participant who submits a Deferral Agreement or has a balance transferred to this Plan from a Prior Plan. The Committee shall credit as a bookkeeping entry to the Deferral Account of a Participant the amounts designated by the Participant on his or her Deferral Agreement and any subsequent deemed earnings or losses thereon.

4.3    Limitations on Deferrals.

(a)    Participants may defer from twenty-five percent (25%) up to one hundred percent (100%) of their RBI Awards, in multiples of whole percentages.

(b)    Unless the Committee provides otherwise, any Participant who elects to defer his or her LTAP Award hereunder must defer one hundred percent (100%) of such LTAP Award.

4.4    Amounts Not Made Available. Amounts held in the Deferral Account shall not be made available to the Participant, except as provided in Article VI.

4.5    Contingent Nature of Accounts. Until the Deferrals and deemed earnings thereon are distributed under the Plan to the Participants or Beneficiaries, the interest of each Participant and Beneficiary in this Plan is contingent only and is subject to forfeiture as provided hereunder. Title to and beneficial ownership of any assets, whether cash or investments, which the Employer may set aside to meet its contingent deferred obligation hereunder shall at all times remain the property of the Employer, and Participants or Beneficiaries shall not, under any circumstances, acquire any property interest in any specific assets of the Employer.

4.6    Funding of Benefits.

(a)    Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. Funds deemed invested hereunder shall continue for all purposes to be a part of the general funds of the Employer and no person other than the Employer shall, by virtue of the Plan, have any interest in such funds. To the extent that any person acquires a right to receive payments from the Employer under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer.

(b)    Should any insurance contract or other investment be acquired in connection with the liabilities assumed under this Plan, it is expressly understood and agreed that the Participants and Beneficiaries shall not have any right with respect to, or claim against, such assets nor shall any such purchase be construed to create a trust of any kind or a fiduciary relationship between the Employer and the Participants, Beneficiaries or any other person. Any such assets, including any Contributions shall be and remain part of the general, unpledged, unrestricted assets of the Employer, subject to the claims of its general unsecured creditors. Each Participant and Beneficiary shall be required to look to the provisions of this Plan and to the Employer for enforcement of any and all Benefits under this Plan and, to the extent any such person acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer. The Employer (or the Trust described in (c) below, if any) shall be designated owner and beneficiary of any insurance contract acquired in connection with its obligation under this Plan.

(c)    Notwithstanding the foregoing, the Employer may establish and deposit into the Trust any amounts it deems appropriate to pay the Benefits owed to Participants and Beneficiaries hereunder. The Committee may appoint an investment manager who shall be charged with the management of any assets of the Trust including the power to direct the acquisition and disposition of any assets of the Plan.

ARTICLE V
Investment of Accounts

5.1    Participant Directed Accounts.

(a)    Participants may direct the deemed investment of their Deferral Accounts in multiples of one percent (1%) to deemed investments in any or all of the investment options made available hereunder from time to time by the Committee.

(b)    Deferral Accounts shall be deemed to be invested pursuant to the Participant’s investment directions as of the date the Plan’s Recordkeeper receives the Deferral.

(c)    Instructions regarding deemed investments shall be submitted to the Committee or its designee in writing. Deemed investments shall continue in force until revoked or changed in accordance with subsection 5.1(d).

(d)    Unless the Committee provides otherwise, Participants may change their investment directions, without limitation, by telephone direction to the Recordkeeper during its business hours, or at such other times as permitted by the Recordkeeper, but such elections shall apply separately (i) with respect to new Deferrals to be contributed to the Plan after such date and (ii) with respect to the Participant’s current Deferral Account.

(e)    If a Participant does not direct the deemed investment of his or her Deferral Account, the Deferral Account will be treated as being invested in a money market account selected by the Committee until the Participant directs otherwise.

(f)    LTAP awards may only be invested in the Raytheon Common Stock Fund.

(g)    In the event of the death or incapacity of the Participant, the foregoing provisions of Section 5.1 shall apply to the Participant's Beneficiary.

5.2    No Guarantee of Successful Investment. The Committee and the Employers do not represent or guarantee successful deemed investment of any amounts under this Plan and shall not be required to restore any loss which may result from such deemed investments or lack of investment. Each Participant and Beneficiary assumes the risk in connection with any decrease in value of his or her Deferral Account deemed invested hereunder. Furthermore, the Committee and the Employers shall not be under any obligation to invest amounts corresponding to any investment options chosen by a Participant or Beneficiary. Any allocation to any deemed investment option shall be made solely for purposes of determining the value of the Participant’s Deferral Account under the Plan.

5.3    Valuation and Account Statements. Each Deferral Account shall be valued and adjusted for deemed earnings or losses at least quarterly; provided however, that such accounts may be valued and adjusted more frequently as the Committee may determine. Each Participant shall receive a quarterly statement of his or her Deferral Account, although the Committee may provide more frequent statements in its discretion.

ARTICLE VI
Distributions

6.1    General.

(a)    Distribution of each Participant’s Benefits hereunder, as elected by Participant, shall commence upon the earliest to occur of the Participant’s (i) Retirement; (ii) Termination; or (iii) death.

(b)    If a Participant elects installment payments of his or her Benefits, but dies before all such payments have been made to the Participant, the remainder of the payments due to the Participant shall be paid to the Participant’s Beneficiary either as a lump sum or in accordance with the payment schedule elected by the Participant, as determined by the Committee.

(c)    A Participant may make one change in the form of distribution, provided notice of such change is provided to the Committee no later than six (6) months prior to the commencement of distribution.

6.2    Involuntary Lump Sum Distributions. Notwithstanding the type of payment elected by a Participant under his or her Deferral Agreement, at any time after the Participant’s Retirement, Termination or death that the net value of the Participant’s Deferral Account and the deemed earnings thereon is less than $15,000, the Committee shall:

(a)    In the case of Termination, automatically pay the amount in a lump sum; or

(b)    In the case of death or Retirement, pay such amount in a lump sum if the Committee shall determine such payment to be desirable for the efficient administration of the Plan.

ARTICLE VII
Administration

[See Article VIII of the main body of the Plan, which applies to this Exhibit A.]

ARTICLE VIII
Claims Procedure

[See Article IX of the main body of the Plan, which applies to this Exhibit A.]

ARTICLE IX
Amendment and Termination

9.1    Termination. The Committee may terminate the Plan at any time without the consent of Participants or Beneficiaries. Upon the termination of the Plan, amounts will be continue to be distributed as provided in Article VI, unless the Committee determines otherwise.

9.2    Amendment. Except as provided in Section 9.3, the Committee may amend the Plan in whole or in part without the consent of Participants or Beneficiaries; provided that, effective January 1, 2009, no amendment will affect the Pre-2005 Plan unless the amendment specifically states that it applies to amounts deferred before January 1, 2005, within the meaning of Section 409A.

9.3    No Reduction in Benefits. Any amendment shall not reduce, alter or impair the amount of the Participant’s or Beneficiary’s rights to any amounts already credited to the Participant’s Deferral Account hereunder without consent of the Participant or Beneficiary.

9.4    Notice of Amendments and Termination. Notice of such amendment or termination shall be given in writing to each Participant and Beneficiary of a deceased Participant.

ARTICLE X
Miscellaneous

[See Article XI of the main body of the Plan, which applies to this Exhibit A.]

AMENDMENT

RAYTHEON DEFERRED COMPENSATION PLAN

In accordance with the authority vested in the Senior Vice President, Human Resources, of Raytheon Company (“Raytheon”) by a vote of the Board of Directors and delegated to the Vice President, Performance Development, Benefits and Global Health Resources to amend the employee benefits plans sponsored by Raytheon, the above-referenced plan is hereby amended as follows, effective as of January 1, 2009, in order to conform the document to the operation of the plan and the other documents pertaining to the operation of the plan as in effect on January 1, 2009:

1.Section 2.21 is amended

2.21    Matching Credits. An amount equal to one hundred percent (100%) of the first four percent (4%) of (a) the amount by which the Participant’s Compensation is reduced for the Plan Year pursuant to the Participant’s Salary Deferral Agreement and RBI Deferral Agreement; (b) the portion of the non-deferred RBI Award of a Participant, who had an RBI Deferral Agreement in effect for the RBI Award, that exceeds the limits of Code Section 401(a)(17) at the time of payment of the RBI Award; and (c) the amount of the non-deferred RBI Award of a Participant who had an RBI Deferral Agreement in effect for the RBI Award and who separated from service before the RBI Award was paid. The amounts of non-deferred RBI described in clauses (b) and (c) shall constitute Compensation solely for the purpose of permitting the credits under this Section 2.21.

2.Article VII is amended by adding the following new Section 7.2 at the end:

7.2    Clawback. Deferrals of RBI Awards are subject to the Company’s Restatement Clawback Policy, as it may be amended from time to time. In addition to any other remedies available to the Company (but subject to applicable law), if the Board of Directors determines that it is appropriate, the Company may recover (including through reduction of the Participant’s Deferral Account) any RBI Award deferred under this Deferred Compensation Plan that would otherwise (but for the Participant’s deferral election) have been paid on or after January 1, 2009, to a Participant who is an elected officer where: (1) the RBI Award was predicated upon achieving certain financial results that were subsequently the subject of a restatement of Company financial statements filed with the Securities and Exchange Commission; (2) the Board of Directors determines the executive engaged in knowing or intentional fraudulent or illegal conduct that caused or substantially caused the need for the restatement; and (3) a lower RBI Award would have been paid to the executive based upon the restated financial results. In any such instance, the Company will, to the extent practicable, seek to recover from the individual executive the amount by which the RBI Award paid or made available (including through deferral under this Deferred Compensation Plan) to the individual executive for the relevant period exceeded the lower payment that would have been made based on the restated financial results.

December 28, 2009                 /s/ Diane D. Avellar
Diane D. Avellar
Vice President, Performance Development,
Benefits and Global Health Resources

AMENDMENT

RAYTHEON DEFERRED COMPENSATION PLAN

In accordance with the authority vested in the Senior Vice President, Human Resources, of Raytheon Company (“Raytheon”) by a vote of the Board of Directors and delegated to the Vice President, Performance Development, Benefits and Global Health Resources to amend the employee benefits plans sponsored by Raytheon, the above-referenced plan, as previously amended, is hereby amended as follows, effective as of January 1, 2010:

Section 8.4 is deleted in its entirety and the following is substituted for it:

8.4    Plan Records and Expenses. The books and records to be maintained for the purposes of the Plan shall be maintained by the Recordkeeper subject to the supervision of the Plan Administrator. All expenses of administering the Plan and any trust established in connection with the Plan shall be charged to the Plan and debited to individual Participant Deferral Accounts with a balance in excess of $1,000.

August 2, 2010                 /s/ Diane D. Avellar
Diane D. Avellar
Vice President, Performance Development,
Benefits

AMENDMENT

RAYTHEON DEFERRED COMPENSATION PLAN

In accordance with the authority vested in the Senior Vice President, Human Resources, of Raytheon Company (“Raytheon”) by a vote of the Board of Directors and delegated to the Vice President, Performance Development, Benefits and Global Health Resources to amend the employee benefits plans sponsored by Raytheon, the above-referenced plan, as previously amended, is hereby amended as follows, effective as of May 6, 2010:

3.Section 2.14 is amended by inserting the following phrase after “2009,” in the second sentence: “, except to the extent that an amendment adopted after January 1, 2009, specifies a later effective date,”.

4.Section 2.21 is amended by inserting the following text at the end of the first sentence:

; except that “three percent (3%)” shall be substituted for “four percent (4%)” in the case of a Participant (applying the capitalized terms below as defined in RAYSIP, unless they are otherwise defined in this Plan)

(1)who first performs an Hour of Service on a date that is on or after January 1, 2010, without ever previously having performed an Hour of Service for any Employer, or

(2)who (i) previously had performed an Hour of Service for any Employer, (ii) then incurred a Severance from Service, and (iii) then again performs an Hour of Service for any Employer on a date that is on or after January 1, 2010, and is after expiration of any salary continuation payments, any Authorized Leave of Absence and any period of eligible recall pursuant to a collective bargaining agreement, until such Participant has remained continuously employed for 60 consecutive months after the person’s most recent date of employment or reemployment that occurs after the expiration of any salary continuation payments.

5.Section 5.3 is amended by deleting Sections 5.3(a) and (b) and substituting the following for them:

(a)    Employee Participants may defer, in multiples of whole percentages, a percentage of their RBI Awards no less than the percentage on which their Matching Credits under Section 2.21 are based (three percent (3%) or four percent (4%), as the case may be) and no more than ninety percent (90%).

(b)    Employee Participants may defer, in multiples of whole percentages, a percentage of their Salary no less than the percentage on which their Matching Credits under Section 2.21 are based (three percent (3%) or four percent (4%), as the case may be) and no more than fifty percent (50%).

May 4, 2010                     /s/ Diane D. Avellar
Diane D. Avellar
Vice President, Performance Development,
Benefits and Global Health Resources

AMENDMENT

RAYTHEON DEFERRED COMPENSATION PLAN

In accordance with the authority vested in the Senior Vice President, Human Resources, of Raytheon Company (“Raytheon”) by a vote of the Board of Directors and delegated to the Vice President, Human Resources Operations to amend the employee benefits plans sponsored by Raytheon, the above-referenced plan, as previously amended, is hereby amended as indicated below, effective as of the dates indicated below. This amendment applies to amounts deferred on or before January 1, 2005, and amounts deferred after December 31, 2004, within the meaning of Section 409A of the Internal Revenue Code.

1.Effective November 1, 2013, Section 7.1(f) is deleted in its entirety, and the following is substituted for it:

(f)    Notwithstanding the form of payment selected by a Participant, at any time after the Participant’s Separation from Service or death that the net value of the Participant’s Deferral Account and the deemed earnings thereon (also including, only for this purpose, amounts under the Pre-2005 Plan and both the pre-2005 and post-2004 portions of the Raytheon Excess Savings Plan) is less than $15,000, the Plan Administrator shall automatically pay the Participant’s entire interest in this Plan (including the Pre-2005 Plan) in a lump sum, if such payment, together with payments being made from the Raytheon Excess Savings Plan, would result in the termination and liquidation of the entirety of the Participant’s interest in this Plan and the Raytheon Excess Savings Plan.

2.Effective January 1, 2014 (except that this amendment shall not apply to any court orders received before January 1, 2014), Section 11.3 is deleted in its entirety, and the following is substituted for it:

11.3    Plan Benefits Nontransferable. The right of any Participant or any Beneficiary to any benefit or to any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Participant or Beneficiary and any such benefit or payment shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance. Any attempt by the Participant or Beneficiary to subject any benefit or payment in whole or in part to the debts, contracts, liabilities engagements or torts of the Participant or Beneficiary or any other person, entitled to any such benefit or payment pursuant to the terms of the Plan shall result in the termination of such benefit or payment in the sole discretion of the Plan Administrator.

3.Effective November 1, 2013, the Preamble to Exhibit A is amended by inserting the phrase “Section 6.2 (Involuntary Lump Sum Distributions),” before the reference to “Article VII”.

4.Effective November 1, 2013, Section 6.2 of Exhibit A is deleted and the following is substituted for it:

6.2    Involuntary Lump Sum Distributions.

[See Section 7.1(f) of the main body of the Plan, which applies to this Exhibit A.]

November 12, 2013                 /s/ Joanne Bockmiller
Joanne Bockmiller
Vice President, Human Resources Operations